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                                      TAMPA

                                                               E-MAIL ADDRESS:
DIRECT LINE (813) 227-7457                                  GITEBLUM@TRENAM.COM

                                 April 28, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

         RE:     Chico's FAS, Inc.
                 -- Non-Employee Directors Stock Option
                      Program and Agreements
                 Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented Chico's FAS, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 182,000 shares of the Company's common stock pursuant to a Non-Employee Directors Stock Option Program and the related stock option agreements (the AStock Option Program@). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with:
(a) the Company=s Amended and Restated Articles of Incorporation and Amended Restated Bylaws, as currently in effect; (2) the Non-Employee Directors Stock Option Program and the related stock option agreements; (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary for relevant as basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents in conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.


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Securities and Exchange Commission
April 28, 1998
Page 2


         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a duly organized and existing corporation under the laws of the State of Florida and its status is active.

         2. The Stock Option Agreements issued pursuant to the Non-Employee Director Stock Option Program have been duly and legally authorized by all required corporate action.

         3.       When the following events shall have occurred:

                  a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                  b. the options covering shares of Common Stock shall have been granted and exercised as contemplated under the Stock Option Agreements;

                  c. the consideration specified in the Stock Option Agreements shall have been received; and

                  d. the Certificates representing such shares shall have been duly executed, countersigned and issued by and on behalf of the Company,

the shares of Common Stock so offered and sold in the offering will be duly authorized, validly issued, fully paid and non-assessable shares of the Stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                   Sincerely,

                                   Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association


                                   By:/s/ Gary I. Teblum
                                      --------------------------------------
                                      Gary I. Teblum
   GIT/lam
   Enc.